UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2020, the Board of Directors (the “Board”) of Houghton Mifflin Harcourt Company (the “Company”) approved the amendment and restatement of the Company’s by-laws (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws, which were effective upon adoption by the Board, include the following changes:

•

Clarifying the process by which written stockholder consents can be signed and delivered by electronic means, in accordance with recent changes to the General Corporation Law of the State of Delaware (the “DGCL”) (Section 2.13);

•

Adding provisions for special notice and quorum requirements for Board meetings during an emergency situation of the type described in Section 110(a) of the DGCL, and limiting the liability of directors acting pursuant to such provisions to willful misconduct (Section 3.18); and

•	Clarifying that the exclusive forum provision does not apply to claims for which the federal courts have exclusive jurisdiction (Section 6.9).

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Registrant, effective September 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated: October 6, 2020

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